As filed with the Securities and Exchange Commission on May 25,
                          2000

                Registration No. ________

           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                        FORM S-8
              REGISTRATION STATEMENT UNDER
               THE SECURITIES ACT OF 1933

               DATRON SYSTEMS INCORPORATED
 (Exact name of registrant as specified in its charter)

           Delaware                       95-2582922
(State or other Jurisdiction of        (I.R.S. Employer
incorporation or organization)         Identification No.)

     3030 Enterprise Court, Vista, California 92083
        (Address of principal executive offices)

                 1995 STOCK OPTION PLAN
                (Full title of the plan)

                     David A. Derby
               Datron Systems Incorporated
                  3030 Enterprise Court
                 Vista, California 92083
         (Name and address of agent for service)

                     (760) 734-5454
  (Telephone number, including area code, of agent for
                        service)

            Copy to:  Timothy G. Hoxie, Esq.
            Heller, Ehrman, White & McAuliffe
                     333 Bush Street
          San Francisco, California  94104-2878
                     (415) 772-6000

             CALCULATION OF REGISTRATION FEE

Title of        Amount       Proposed           Proposed       Amount of
Securities      to be         Maximum            Maximum     Registration
to be         Registered   Offering Price       Aggregate        Fee
Registered                Per Shares (1)       Offering Per
                                                Shares (1)

Common Stock    200,000      $11.563            $2,312,600     $610.53
($.01 par       Shares
 value)


(1) Estimated (solely for the purpose of calculating the registration fee) on the basis of the average high and low prices reported of the registrant's Common Stock on the Nasdaq National Market on May 24, 2000 as reported in the
Wall Street Journal on May 25, 2000.

                         PART II

          STATEMENT REQUIRED IN CONNECTION WITH
          REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement covers securities of the Registrant of the same class as other securities for which a registration statement on Form S-8 relating to the 1995 Stock Option Plan is effective. Pursuant to
General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the previously-filed registration statement (except for portions of the prospectus therein which are inconsistent with the prospectus currently on file with the Registrant):
Registration No. 333-16367


Item 5.        Interests of Named Experts and Counsel

Victor A. Hebert, a shareholder of a professional corporation that is a partner of Heller, Ehrman, White &
McAuliffe LLP, holds options to purchase 5,000 shares of Common Stock of the Registrant.

Item 8.   Exhibits

       5       Opinion of Heller, Ehrman, White & McAuliffe

       23.1    Consent of Heller, Ehrman, White & McAuliffe
               (filed as part of Exhibit 5)

       23.2    Consent of Deloitte & Touche LLP

       24      Power of Attorney (see page 3)

                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vista, State of California, on this the 25th day of May, 2000.

               DATRON SYSTEMS INCORPORATED

               By: /s/ David A. Derby
               Chairman, President and
               Chief Executive Officer

          POWER OF ATTORNEY TO SIGN AMENDMENTS

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints David A. Derby and William L. Stephan, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-
8 has been signed by the following persons in the capacities and on the dates indicated


By: /s/ David A. Derby      Chairman of the         May 15, 2000
    David A. Derby          Board, President,
                            Chief Executive
                            Officer and Director

By: /s/ William L. Stephan  Vice President, Chief   May 15, 2000
    William L. Stephan      Financial Officer and
                            Treasurer
                            (Principal Accounting
                             Officer)

By: /s/ Kent P. Ainsworth   Director                May 15, 2000
    Kent P. Ainsworth

By: /s/ Michael F. Bigham   Director                May 15, 2000
    Michael F. Bigham

By: /s/ Don M. Lyle         Director                May 15, 2000
    Don M. Lyle

By: /s/ William A. Preston  Director                May 15, 2000
    William A. Preston

By: /s/ Robert D. Sherer    Director                May 15, 2000
    Robert D. Sherer

                    Index to Exhibits


Exhibit Description of Exhibit
No.

5       Opinion of Heller Ehrman White & McAuliffe
        LLP

23.1    Consent of Heller Ehrman White & McAuliffe
        LLP (filed as part of Exhibit 5)

23.2    Consent of Deloitte & Touche LLP

24      Power of Attorney (see page 3)